Exhibit 99.1

Cambium Networks Reports First Quarter 2021 Financial Results

•	Record revenues of $88.5 million, increased 7% sequentially, up 46% year-over-year
•	Gross margin of 49.9%, non-GAAP(1) gross margin of 50.1%
•	Record operating income of $13.4 million, record non-GAAP operating income of $15.5 million
•	Record net income of $19.9 million or $0.70 per diluted share, record non-GAAP(1) net income of $11.7 million or $0.41 per diluted share
•	Record Adjusted EBITDA(1) of $16.5 million or 18.6% of revenues

ROLLING MEADOWS, Ill., May 6, 2021 — Cambium Networks Corporation (“Cambium Networks”) (NASDAQ: CMBM), a leading provider of wireless networking infrastructure solutions, today announced financial results for the first quarter 2021 ended March 31, 2021.

	GAAP			Non-GAAP (1)
(in millions, except percentages)	Q1 2021	Q4 2020	Q1 2020	Q1 2021	Q4 2020	Q1 2020
Revenues	$88.5	$82.8	$60.4	$88.5	$82.8	$60.4
Gross margin	49.9%	51.0%	50.7%	50.1%	51.2%	51.0%
Operating margin	15.1%	13.8%	0.6%	17.5%	16.0%	5.0%
Adjusted EBITDA margin				18.6%	16.8%	7.3%

() Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the first quarter ended March 31, 2021.

“We continued to deliver record breaking results during the first quarter due to robust demand for wireless broadband connectivity, the need for improved networking infrastructure, and the acceptance of our new product introductions” said Atul Bhatnagar, president and CEO. “During the first quarter, Cambium Networks shipped our 9 millionth radio since becoming a standalone company. We have built Cambium into a next generation global wireless infrastructure leader for broadband communications and the results are clearly demonstrated in our financial performance.”

Bhatnagar continued, “Wireless broadband solutions are becoming mainstream as performance matches that of fiber and the attractive cost of ownership of our solutions make Cambium a competitive and economically attractive solution for wireless infrastructure projects around the world. Our wireless technologies, including Point-to-Multi-Point with CBRS compatible products, gigabit wireless solutions such as our 60 GHz millimeter wave products, and enterprise Wi-Fi 6 solutions continued to build momentum. When combined with our cloud-first cnMaestro X software solution, Cambium provides a key differentiator for network operators to increase efficiency, scale, and security, while improving quality of service from a single-pane-of-glass. We remain excited for the addition of Fixed 5G technology with our new 28 GHz millimeter wave products, as we expand our serviceable available market by reaching new customers and geographies, and entering new markets demanding higher performance at an affordable price.”

Revenues of $88.5 million for the first quarter 2021 increased $28.1 million year-over-year as a result of strong demand for Point-to-Multi-Point, Point-to-Point, and enterprise Wi-Fi solutions. Revenues for the first quarter 2021 increased by $5.7 million compared to $82.8 million for the fourth quarter 2020, due to higher Point-to-Multi-Point revenues from service providers continuing to scale networks due to requests for increased capacity and new product introductions, increased demand for Point-to-Point products for backhaul, and record demand for enterprise Wi-Fi solutions.

GAAP gross margin for the first quarter 2021 was 49.9%, compared to 50.7% for the first quarter 2020, and 51.0% for the fourth quarter 2020. Record GAAP operating income for the first quarter 2021 was $13.4 million, compared to $0.4 million for the first quarter 2020, and $11.4 million for the fourth quarter 2020. Record GAAP net income for the first quarter 2021 was $19.9 million, which includes a $7.6 million tax benefit, or net earnings of $0.70 per diluted share, compared to net loss of $0.8 million, or a net loss of $0.03 per diluted share for the first quarter 2020, and net income of $10.5 million, or net earnings of $0.38 per diluted share for the fourth quarter 2020.

Non-GAAP gross margin for the first quarter 2021 was 50.1%, compared to 51.0% for the first quarter 2020, and 51.2% for the fourth quarter 2020. Non-GAAP operating income for the first quarter 2021 was a record $15.5 million, compared to $3.0 million for the first quarter 2020, and $13.3 million for the fourth quarter 2020. Non-GAAP net income for the first quarter 2021 was a record $11.7 million, or $0.41 per diluted share, compared to $1.4 million, or $0.05 per diluted share for the first quarter 2020, and $10.7 million, or $0.38 per diluted share for the fourth quarter 2020. For the first quarter 2021, adjusted EBITDA was a record $16.5 million or 18.6% of revenues, compared to adjusted EBITDA of $4.4 million or 7.3% of revenues for the first quarter 2020, and $13.9 million or 16.8% of revenues for the fourth quarter 2020.

Cash used in operating activities was $7.6 million for the first quarter 2021, compared to cash used in operating activities of $0.8 million for the first quarter 2020, and cash provided by operating activities of $15.1 million for the fourth quarter 2020. Cash totaled $51.2 million as of March 31, 2021, $26.7 million higher than March 31, 2020, due primarily to higher net income, and strong working capital management. The $11.3 million decrease in cash balance from December 31, 2020 was primarily the result of payment for variable compensation, and supply-constraints which delayed some shipments to later in the first quarter affecting receivables, offset by improved net income.

First Quarter 2021 Highlights

•	Record revenues of $88.5 million, up 7% sequentially, an increase of 46% year-over-year.
•	Record GAAP net income of $19.9 million or $0.70 per diluted share, and record non-GAAP net income of $11.7 million or $0.41 per diluted share.
•

Record Adjusted EBITDA of $16.5 million or 18.6% of revenues, compared to $4.4 million or 7.3% of revenues for the first quarter 2020, and $13.9 million or 16.8% of revenues for the fourth quarter 2020.

•	Record Point-to-Multi-Point revenues of $57.8 million, increased 66% year-over-year.
•	Point-to-Point revenues of $17.5 million, increased 33% year-over-year.
•	Record enterprise Wi-Fi revenues of $12.1 million, increased 6% year-over-year.
•	Increased net new channel partners by over 2,280 year-over-year, an increase of 31%.
•	Devices under cnMaestro® Cloud management increased 40% year-over-year.

Taking into account our current visibility, the financial outlook as of May 6, 2021 for the second quarter ending June 30, 2021 and full year ending December 31, 2021 is expected to be as follows:

Second Quarter 2021 Financial Outlook

•	Revenues between $85.0-$90.0 million
•	GAAP gross margin between 48.8%-49.8%; and non-GAAP gross margin between 49.0%-50.0%
•	GAAP operating expenses between $32.9-$33.9 million; and non-GAAP operating expenses between $30.2-$31.2 million
•	GAAP operating income between $8.6-$11.0 million; and non-GAAP operating income between $11.4-$13.8 million
•	Interest expense, net of approximately $1.1 million
•	GAAP net income between $6.3-$8.0 million or between $0.22 and $0.27 per diluted share; and non-GAAP net income between $8.6-$10.3 million or between $0.29 and $0.35 per diluted share
•	Adjusted EBITDA between $12.4-$14.8 million; and adjusted EBITDA margin between 14.6%-16.4%
•	GAAP and non-GAAP effective tax rate of approximately 17.0%-19.0%
•	Approximately 29.2 million weighted average diluted shares outstanding

Cash requirements are expected to be as follows:

•	Paydown of debt: $2.5 million scheduled debt and an additional $19.6 million reduction in term loan principal as required by the excess cash flow provision in the term credit agreement
•	Cash flow interest expense: approximately $0.8 million
•	Capital expenditures: $2.5-$2.9 million

Full Year 2021 Financial Outlook

•	Revenues between $345.0-$359.0 million, increasing between 24%-29%
•	Adjusted EBITDA margin between 15.0%-17.0%

Cambium Networks financial outlook does not include the potential impact of any possible future financial transactions, acquisitions, pending legal matters, or other transactions.  Accordingly, Cambium Networks only includes such items in the company’s financial outlook to the extent they are reasonable; however, actual results may differ materially from the outlook.

Conference Call and Webcast

Cambium Networks will host a live webcast and conference call to discuss its financial results at 4:30 p.m. ET today, Thursday May 6, 2021. To access the live conference call by phone, listeners should dial +1(877) 288-4394 in the U.S. or Canada and +1(470) 495-9483 for international callers, referencing conference ID number 7248913. To join the live webcast and view additional materials, listeners should access the investor page of Cambium Networks website at https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available on the investor page of Cambium Networks website for a period of one year. A replay of the conference call will be available for 48 hours soon after the call by phone by dialing +1(855) 859-2056 in the U.S. or Canada and +1(404) 537-3406 for international callers, using the conference ID number 7248913.

In addition, Cambium Networks President and CEO, Atul Bhatnagar, will present and hold one-on-one meetings with investors including Tuesday May 18, 2021 at the Needham Virtual Technology & Media Conference; Wednesday May 26, 2021 at the J.P. Morgan Global Technology, Media and Communications Conference; Thursday May 27, 2021 at the Barrington Research Virtual Spring Investment Conference; and on Friday May 28, 2021 with the Raymond James Virtual Bus Tour. All conferences and meetings will be held virtually. To join the live webcasts for the conferences, listeners should access the investor page of Cambium Networks website https://investors.cambiumnetworks.com/.  Following the live webcast, a replay will be available in the event archives at the same web address.

About Cambium Networks

Cambium Networks delivers wireless communications that work for businesses, communities, and cities worldwide. Millions of our radios are deployed to connect people, places and things with a unified wireless fabric that spans multiple standards and frequencies of fixed wireless and Wi-Fi, all managed centrally via the cloud. Our multi-gigabit wireless fabric offers a compelling value proposition over traditional fiber and alternative wireless solutions. We work with our Cambium certified ConnectedPartners to deliver purpose-built networks for service provider, enterprise, industrial, and government connectivity solutions in urban, suburban, and rural environments, with wireless that just works.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this document are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our 2020 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2021. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include: the unpredictability of our operating results; and the impact of the global shortage of certain components including semiconductor chipsets; our inability to predict and respond to emerging technological trends and network operators’ changing needs; risks presented by the global COVID-19 pandemic, which could significantly disrupt our manufacturing, sales and other operations and negatively impact our financial results; our reliance on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality; our reliance on distributors and value-added resellers for the substantial majority of our sales; the inability of our third-party logistics and warehousing providers to deliver products to our channel partners and network operators in a timely manner; the quality of our support and services offerings; our or our distributors’ and channel partners’ inability to attract new network operators or sell additional products to network operators that currently use our products; the technological complexity of our products, which may contain undetected hardware defects or software bugs; our channel partners’ inability to effectively manage inventory of our products, timely resell our products or estimate expected future demand; our inability to manage our growth and expand our operations; unpredictability of sales and revenues due to lengthy sales cycles; our inability to maintain an effective system of internal controls, produce timely and accurate financial statements or comply with applicable regulations; our reliance on the availability of third-party licenses; risks associated with international sales and operations; current or future unfavorable economic conditions, both domestically and in foreign markets; and our inability to obtain intellectual property protections for our products.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATION
(In thousands, except share and per share amounts)
(Unaudited)
	Three months ended
	March 31, 2021	December 31, 2020	March 31, 2020

Revenues	$88,515	$82,805	$60,429
Cost of revenues	44,345	40,568	29,797
Gross profit	44,170	42,237	30,632
Gross margin	49.9%	51.0%	50.7%
Operating expenses
Research and development	11,603	11,862	11,814
Sales and marketing	10,040	10,152	10,304
General and administrative	7,529	7,176	6,446
Depreciation and amortization	1,595	1,601	1,695
Total operating expenses	30,767	30,791	30,259
Operating income	13,403	11,446	373
Operating margin	15.1%	13.8%	0.6%
Interest expense, net	1,140	1,197	1,345
Other expense (income), net	42	411	(216)
Income (loss) before income taxes	12,221	9,838	(756)
(Benefit) provision for income taxes	(7,639)	(668)	82
Net income (loss)	$19,860	$10,506	$(838)

Earnings (loss) per share
Basic	$0.76	$0.41	$(0.03)
Diluted	$0.70	$0.38	$(0.03)
Weighted-average number of shares outstanding to compute earnings (loss) per share
Basic	26,115,615	25,775,954	25,677,179
Diluted	28,517,713	27,582,283	25,677,179

Share-based compensation included in costs and expenses:
Cost of revenues	$19	$16	$17
Research and development	517	413	368
Sales and marketing	295	254	232
General and administrative	579	48	194
Total share-based compensation expense	$1,410	$731	$811

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share information)
(Unaudited)
	March 31, 2021	December 31, 2020
ASSETS
Current assets
Cash	$51,182	$62,472
Accounts receivable, net of allowance of $874 and $919	69,027	58,114
Inventories, net	31,435	33,962
Recoverable income taxes	2,637	1,420
Prepaid expenses	7,238	4,143
Other current assets	3,827	5,024
Total current assets	165,346	165,135

Noncurrent assets
Property and equipment, net	7,891	7,535
Software, net	3,932	3,438
Operating lease assets	4,625	5,083
Intangible assets, net	12,343	12,895
Goodwill	9,842	9,842
Deferred tax assets, net	7,904	1,537
Other noncurrent assets	336	288
TOTAL ASSETS	$212,219	$205,753
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$24,487	$30,859
Accrued liabilities	20,803	20,160
Employee compensation	9,418	14,911
Current portion of long-term external debt, net	29,026	29,201
Deferred revenues	6,237	6,471
Other current liabilities	5,493	6,009
Total current liabilities	95,464	107,611
Noncurrent liabilities
Long-term external debt, net	22,769	24,957
Deferred revenues	4,553	4,448
Noncurrent operating lease liabilities	3,042	3,332
Deferred tax liabilities, net	9	9
Other noncurrent liabilities	1,981	2,009
Total liabilities	127,818	142,366
Shareholders' equity
Share capital; $0.0001 par value; 500,000,000 shares authorized at December 31, 2020 and March 31, 2021; 26,034,629 outstanding at December 31, 2020 and 26,298,501 shares outstanding at March 31, 2021	3	3
Additional paid in capital	113,067	109,837
Treasury shares, at cost, 133,025 shares at March 31, 2021 and 92,146 shares at December 31, 2020	(3,101)	(1,090)
Accumulated deficit	(24,939)	(44,799)
Accumulated other comprehensive loss	(629)	(564)
Total shareholders’ equity	84,401	63,387
TOTAL LIABILITIES AND EQUITY	$212,219	$205,753

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Cash flows from operating activities:
Net income (loss)	$19,860	$10,506	$(838)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	1,720	1,763	1,845
Amortization of debt issuance costs	137	137	137
Share-based compensation	1,410	731	811
Deferred income taxes	(6,367)	(388)	(162)
Provision for inventory excess and obsolescence	(709)	(37)	357
Other	(31)	(31)	165
Change in assets and liabilities:
Receivables	(11,700)	(4,766)	(2,172)
Inventories	3,236	(4,871)	8,698
Prepaid expenses	(3,099)	(100)	1,217
Accounts payable	(6,777)	5,922	(8,546)
Accrued employee compensation	(6,003)	5,803	547
Other assets and liabilities	761	413	(2,850)
Net cash (used in) provided by operating activities	(7,562)	15,082	(791)
Cash flows from investing activities:
Purchase of property and equipment	(814)	(975)	(1,053)
Purchase of software	(798)	(738)	(157)
Cash paid for acquisition	—	—	(334)
Net cash used in investing activities	(1,612)	(1,713)	(1,544)
Cash flows from financing activities:
Proceeds from issuance of revolver debt	—	—	10,000
Repayment of term loan	(2,500)	(2,500)	(2,500)
Taxes paid related to net share settlement of equity awards	(1,563)	(27)	52
Proceeds from share option exercises	1,971	1,465	—
Net cash (used in) provided by financing activities	(2,092)	(1,062)	7,552
Effect of exchange rate on cash	(24)	45	(70)
Net (decrease) increase in cash	(11,290)	12,352	5,147
Cash, beginning of period	62,472	50,120	19,346
Cash, end of period	$51,182	$62,472	$24,493

Supplemental disclosure of cash flow information:
Income taxes paid	$92	$606	$149
Interest paid	$773	$860	$1,117

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

REVENUES BY PRODUCT CATEGORY
	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Point-to-Multi-Point	$57,799	$53,828	$34,867
Point-to-Point	17,476	16,756	13,110
Wi-Fi	12,123	10,920	11,481
Other	1,117	1,301	971
Total Revenues	$88,515	$82,805	$60,429

REVENUES BY REGION
	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
North America	$54,195	$45,183	$31,035
Europe, Middle East and Africa	18,690	21,509	18,744
Caribbean and Latin America	10,515	10,397	5,230
Asia Pacific	5,115	5,716	5,420
Total Revenues	$88,515	$82,805	$60,429

Use of non-GAAP (Adjusted) Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide additional financial metrics that are not prepared in accordance with GAAP (non-GAAP), including Adjusted EBITDA, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP pre-tax income, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP fully weighted basic and diluted shares. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate our financial performance. We believe that these non-GAAP financial measures help us to identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of the non-GAAP financial measures.

We believe that these financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. Although the calculation of non-GAAP financial measures may vary from company to company, our detailed presentation may facilitate analysis and comparison of our operating results by management and investors with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results in their public disclosures. These non-GAAP financial measures are discussed below.

Adjusted EBITDA is defined as net income as reported in our consolidated statements of income excluding the impact of (i) interest expense (income), net; (ii) income tax provision (benefit); (iii) depreciation and amortization expense; (iv) nonrecurring legal expenses, (v) share-based compensation expense, (vi) secondary offering expenses, (vii) one-time acquisition costs, (viii) restructuring expenses, (ix) and non-recurring legal expenses. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting net finance costs), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We adjust EBITDA to also exclude nonrecurring legal expenses since this is one-time in nature and does not reflect our ongoing operations. We adjust EBITDA for share-based compensation expense which is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control. As a result, management excludes this item from Cambium Networks internal operating forecasts and models. We also adjust EBITDA to exclude one-time acquisition costs and restructuring expenses and offering expenses as these relate to events outside of the ordinary course of continuing operations and to provide a more accurate comparison of our ongoing business results.

Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP net income are used as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP.  We believe these non-GAAP measures are the most meaningful for period-to-period comparisons because they exclude the impact of share-based compensation expense, amortization of acquired intangibles, and amortization of capitalized software costs as we do not consider these costs and expenses to be indicative of our ongoing operations.

Share-based compensation expense and associated employment taxes paid are excluded. Management may issue different types of awards, including share options, restricted share awards and restricted share units, as well as awards with performance or other market characteristics, and excludes the associated expense in this non-GAAP measure. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control while the associated employment taxes are cash-based expenses that vary in amount from period-to-period and are dependent on market forces as well as jurisdictional tax regulations that are often beyond Cambium Networks control.

Nonrecurring legal expenses include settlements of existing or threatened litigation. Secondary offering expenses were incurred by Cambium Networks associated with the registration and sale in December 2020 of 2,500,000 ordinary shares held by Vector Capital. Cambium Networks did not raise any additional capital in the offering and the expenses are excluded as not part of continuing operations.

Amortization of acquired intangibles includes customer relationships, unpatented technology, patents, software, and trademarks, and are excluded since these are not indicative of continuing operations.

Amortization of capitalized software costs include capitalized research and development activities amortized over their useful life and included in cost of revenues and are excluded since these are not indicative of continuing operations.

Acquisition and integration costs consist of legal and professional fees relating to the acquisition of Xirrus. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

One-time charges associated with the completion of an acquisition include items such as contract termination costs, severance and other acquisition-related restructuring costs; costs incurred in connection with integration activities; and legal and accounting costs. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Restructuring expenses consist primarily of severance costs for employees which are not related to future operating expenses. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations. Excluding these charges permits more accurate comparisons of Cambium Networks ongoing business results.

Our non-GAAP tax adjustments include the tax impacts from share-based compensation expense including excess or decremental tax benefits available to the company that are recorded when incurred and impacts from the company’s income tax valuation allowance initially recognized in the quarter ended June 30, 2019 and as reversed in the quarter ended March 31, 2021. Cambium Networks excludes these amounts to more closely approximate the company’s ongoing effective tax rate after adjusting for one-time or unique reoccurring items. The associated non-GAAP effective tax rate is also applied to the gross amount of non-GAAP adjustments for purposes of calculating non-GAAP net income in total and on a per-share basis. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Non-GAAP fully weighted basic and diluted shares are shown as outstanding during the entire period presented and include dilutive shares, if their effect to earnings per share is dilutive.  We also use non-GAAP fully weighted basic and diluted shares to provide more comparable per-share results across periods.

These non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures, because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We present a “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” in the tables below.

The following table reconciles net income (loss) to Adjusted EBITDA, the most directly comparable financial measure, calculated and presented in accordance with GAAP (in thousands):

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)
	Three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
Net income (loss)	$19,860	$10,506	$(838)
Interest expense, net	1,140	1,197	1,345
(Benefit) provision for income taxes	(7,639)	(668)	82
Depreciation and amortization	1,720	1,763	1,845
EBITDA	15,081	12,798	2,434
Share-based compensation	1,410	731	811
Secondary offering expenses	—	381	—
Restructuring expense	—	—	1,152
Adjusted EBITDA	$16,491	$13,910	$4,397

Adjusted EBITDA Margin	18.6%	16.8%	7.3%

The following table reconciles all other GAAP to non-GAAP financial measures (in thousands):

CAMBIUM NETWORKS CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
GAAP gross profit	$44,170	$42,237	$30,632
Share-based compensation expense	19	16	17
Amortization of capitalized software costs	125	163	150
Non-GAAP gross profit	$44,314	$42,416	$30,799
Non-GAAP gross margin	50.1%	51.2%	51.0%

GAAP research and development expense	$11,603	$11,862	$11,814
Share-based compensation expense	517	413	368
Restructuring expense	—	—	639
Non-GAAP research and development expense	$11,086	$11,449	$10,807

GAAP sales and marketing expense	$10,040	$10,152	$10,304
Share-based compensation expense	295	254	232
Restructuring expense	—	—	513
Non-GAAP sales and marketing expense	$9,745	$9,898	$9,559

GAAP general and administrative expense	$7,529	$7,176	$6,446
Share-based compensation expense	579	48	194
Secondary offering expenses	—	381	—
Non-GAAP general and administrative expense	$6,950	$6,747	$6,252

GAAP depreciation and amortization	$1,595	$1,601	$1,695
Amortization of acquired intangibles	552	552	551
Non-GAAP depreciation and amortization	$1,043	$1,049	$1,144

GAAP operating income	$13,403	$11,446	$373
Share-based compensation expense	1,410	731	811
Secondary offering expenses	—	381	—
Amortization of capitalized software costs	125	163	150
Amortization of acquired intangibles	552	552	551
Restructuring expense	—	—	1,152
Non-GAAP operating income	$15,490	$13,273	$3,037

GAAP pre-tax income (loss)	$12,221	$9,838	$(756)
Share-based compensation expense	1,410	731	811
Secondary offering expenses	—	381	—
Amortization of capitalized software costs	125	163	150
Amortization of acquired intangibles	552	552	551
Restructuring expense	—	—	1,152
Non-GAAP pre-tax income	$14,308	$11,665	$1,908

GAAP (benefit) provision for income taxes	$(7,639)	$(668)	$82
Valuation allowance impacts	(7,816)	(352)	—
Tax rate change	—	(925)	—
Tax impacts of share vesting	(1,975)	—	3
Tax effect of Non-GAAP adjustments, using non-GAAP ETR	(417)	(365)	(533)
All other discrete items	(19)	—	61
Non-GAAP provision for income taxes	$2,588	$974	$551
Non-GAAP ETR	18.1%	8.4%	28.9%

GAAP net income (loss)	$19,860	$10,506	$(838)
Share-based compensation expense	1,410	731	811
Secondary offering expenses	—	381	—
Amortization of capitalized software costs	125	163	150
Amortization of acquired intangibles	552	552	551
Restructuring expense	—	—	1,152
Non-GAAP adjustments to tax	(9,810)	(1,277)	64
Tax effect of Non-GAAP adjustments, using non-GAAP ETR	(417)	(365)	(533)
Non-GAAP net income	$11,720	$10,691	$1,357
Non-GAAP fully weighted basic shares	26,299	26,035	25,680
Non-GAAP fully weighted diluted shares	28,887	27,934	25,680
Non-GAAP net income per Non-GAAP basic share	$0.45	$0.41	$0.05
Non-GAAP net income per Non-GAAP diluted share	$0.41	$0.38	$0.05

###

Investor Inquiries:

Peter Schuman, IRC

Sr. Director Investor & Industry Analyst Relations

Cambium Networks

+1 (847) 264-2188

peter.schuman@cambiumnetworks.com